Exhibit 99.1 Media Inquiries: Investor Inquiries: Deb Kline John Nunziati 908-953-6179 408-562-3780 klined@avaya.com jfnunziati@avaya.com Avaya Reports Fourth Fiscal Quarter and Fiscal Year 2014 Financial Results Fourth Quarter 2014: - Revenue of $1,126 million - Operating Income of $62 million, Non-GAAP Operating Income(1) of $212 million - Adjusted EBITDA(1) of $253 million, 22.5% of revenue Fiscal 2014: - Revenue of $4,371 million - Operating Income of $197 million, Non-GAAP Operating Income(1) of $727 million - Adjusted EBITDA(1) of $898 million, 20.5% of revenue Santa Clara, Calif. — Thursday, November 13, 2014 – Avaya reported financial results for the fourth fiscal quarter and full fiscal year ended September 30, 2014. Total revenue for the fourth quarter was $1,126 million, up $72 million when compared to the prior quarter. On a year over year basis revenue was down $43 million compared to the fourth quarter of fiscal 2013. For the fourth fiscal quarter, adjusted EBITDA(1) was $253 million which compares to adjusted EBITDA of $223 million for the prior quarter and $291 million for the fourth quarter of fiscal 2013. GAAP operating income was $62 million and non-GAAP operating income was $212 million which compares to non-GAAP operating income of $180 million for the prior quarter and $240 million for the fourth quarter of fiscal 2013. Cash and cash equivalents totaled $322 million as of September 30, 2014. For fiscal 2014, Avaya reported revenue of $4,371 million, down 4.5% compared to fiscal 2013 revenue of $4,578 million. Non-GAAP operating income was $727 million in fiscal 2014 compared to $700 million in fiscal 2013. Fiscal 2014 adjusted EBITDA of $898 million was down $24 million compared to fiscal 2013.

“Avaya’s fourth quarter results delivered a strong finish to the fiscal year. Revenue increased sequentially evidencing progress in our sales and marketing transformation. Solid bookings and backlog indicate a favorable demand environment for our products and services.” said Kevin Kennedy, president and CEO. “As we move into fiscal 2015, Avaya continues to focus on accelerating our sales and marketing transformation, enhancing our product portfolio, and generating growth.” Fourth Fiscal Quarter Highlights • Revenue of $1,126 million increased $72 million compared to the prior quarter and decreased $43 million compared to the fourth quarter of fiscal 2013 • Product revenue of $579 million increased by 13% compared to the prior quarter and decreased 6% compared to the fourth quarter of fiscal 2013. Product book-to-bill was greater than 1.0 • Avaya Global Services revenue of $547 million increased 1% compared to the prior quarter and decreased 1% compared to the fourth quarter of fiscal 2013 • Gross margin was 58.2% compared to 57.6% for the prior quarter and 57.7% for the fourth quarter of fiscal 2013 • Non-GAAP gross margin was 59.7% compared to 59.2% for the prior quarter and 59.0% for the fourth quarter of fiscal 2013 • Fourth fiscal quarter 2014 non-GAAP gross margin was a record level for the company • Operating income was $62 million which compares to operating income of $48 million for the prior quarter and operating income of $109 million for the fourth quarter of fiscal 2013 • Non-GAAP operating income was $212 million compared to non-GAAP operating income of $180 million for the prior quarter and $240 million for the fourth quarter of fiscal 2013 • Adjusted EBITDA was $253 million or 22.5% of revenue compared to $223 million or 21.2% of revenue for the prior quarter and $291 million or 24.9% of revenue for the fourth quarter of fiscal 2013 • For the fourth fiscal quarter, percentage of revenue by geography was: ‐ U.S. – 52% - EMEA – 29% ‐ Asia-Pacific – 10% - Americas International – 9% Full Fiscal Year 2014 Highlights • Revenue of $4,371 million decreased 4.5% compared to fiscal 2013 • Product revenue of $2,196 million decreased 6% compared to fiscal 2013 • Avaya Global Services revenue of $2,175 million decreased 3% compared to fiscal 2013 • Gross margin was 57.2% compared to 55.3% for fiscal 2013. Non-GAAP gross margin was 58.9% compared to 56.8% for fiscal 2013 • Operating income was $197 million which compares to operating income of $145 million for fiscal 2013. Non-GAAP Operating Income was $727 million or 16.6% of revenue compared to $700 million or 15.3% of revenue for fiscal 2013 • Adjusted EBITDA was $898 million or 20.5% of revenue compared to $922 million or 20.1% of revenue for fiscal 2013 • Full fiscal year 2014 Non-GAAP Gross Margin % and Adjusted EBITDA % were records for the company in any fiscal year Conference Call and Webcast

Avaya will host a conference call to discuss these financial results and related Q&A at 2:00 p.m. PST on November 13, 2014. On the call will be Kevin Kennedy, president and CEO, and Dave Vellequette, CFO. The call will be moderated by John Nunziati, senior director of investor relations. To join the live webcast and view supplementary materials, listeners should access the investor page of Avaya’s website (www.avaya.com/investors). Following the live webcast, a replay will be available at the same web address in the event archives. To access the live webcast by phone, dial 800-862-9098 in the U.S. or Canada and 785-424- 1051 for international callers, using the conference ID: AVQ414. Listeners should access the webcast or the call 10-15 minutes before the start time to ensure they are connected prior to the start time. A replay of the conference call will be available beginning at 5:00 p.m. PST on November 13 through December 12, by dialing 800-753-0348 within the United States or 402-220-2672 outside the United States. About Avaya Avaya is a leading provider of solutions that enable customer and team engagement across multiple channels and devices for better customer experience, increased productivity and enhanced financial performance. Its world-class contact center and unified communications technologies and services are available in a wide variety of flexible on-premise and cloud deployment options that seamlessly integrate with non-Avaya applications. The Avaya Engagement Development Platform enables third parties to create and customize business applications for competitive advantage. Avaya’s fabric-based networking solutions help simplify and accelerate the deployment of business critical applications and services. For more information please visit www.avaya.com. Certain statements contained in this press release may be forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these are reasonable, such forward looking statements involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results to differ materially from any future results expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to Avaya's filings with the SEC that are available at www.sec.gov. Avaya disclaims any intention or obligation to update or revise any forward-looking statements. 1 Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the third quarter of fiscal 2014 see our Form 8-K filed with the SEC on August 5, 2014 at www.sec.gov.

2014 2013 2014 2013 REVENUE Products 579$ 617$ 2,196$ 2,337$ Services 547 552 2,175 2,241 1,126 1,169 4,371 4,578 COSTS Products: Costs (exclusive of amortization of acquired technology intangible assets) 221 232 854 963 Amortization of acquired technology intangible assets 14 14 56 63 Services 236 249 962 1,022 471 495 1,872 2,048 GROSS PROFIT 655 674 2,499 2,530 OPERATING EXPENSES Selling, general and administrative 376 372 1,531 1,511 Research and development 90 102 379 445 Amortization of acquired intangible assets 56 56 227 228 Restructuring charges, net 71 35 165 200 Acquisition-related costs - - - 1 593 565 2,302 2,385 OPERATING INCOME 62 109 197 145 Interest expense (112) (121) (459) (467) Loss on extinguishment of debt - - (5) (6) Other income (expense), net 33 (5) 25 (14) LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (17) (17) (242) (342) (Provision for) benefit from income taxes of continuing operations (32) 29 (51) 35 (LOSS) INCOME FROM CONTINUING OPERATIONS (49) 12 (293) (307) Income (loss) from discontinued operations, net of income taxes 30 11 62 (57) NET (LOSS) INCOME (19)$ 23$ (231)$ (364)$ Three months ended September 30, Avaya Inc. Consolidated Statements of Operations (Unaudited; in millions) Fiscal year ended September 30,

September 30, 2014 September 30, 2013 ASSETS Current assets: Cash and cash equivalents 322$ 288$ Accounts receivable, net 745 702 Inventory 197 245 Deferred income taxes, net 24 52 Other current assets 224 241 Assets of discontinued operations - 59 TOTAL CURRENT ASSETS 1,512 1,587 Property, plant and equipment, net 281 334 Deferred income taxes, net 52 34 Intangible assets, net 1,224 1,497 Goodwill 4,047 4,048 Other assets 141 172 TOTAL ASSETS 7,257$ 7,672$ LIABILITIES Current liabilities: Debt maturing within one year 32$ 35$ Accounts payable 416 401 Payroll and benefit obligations 228 251 Deferred revenue 668 671 Business restructuring reserve, current portion 86 92 Other current liabilities 254 256 Liabilities of discontinued operations - 19 TOTAL CURRENT LIABILITIES 1,684 1,725 Long-term debt 5,991 6,051 Pension obligations 1,535 1,510 Other postretirement obligations 273 290 Deferred income taxes, net 249 237 Business restructuring reserve, non-current portion 119 78 Other liabilities 475 450 TOTAL NON-CURRENT LIABILITIES 8,642 8,616 Commitments and contingencies STOCKHOLDER'S DEFICIENCY Common stock - - Additional paid-in capital 2,962 2,937 Accumulated deficit (4,831) (4,600) Accumulated other comprehensive loss (1,200) (1,006) TOTAL STOCKHOLDER'S DEFICIENCY (3,069) (2,669) TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY 7,257$ 7,672$ Avaya Inc. (Unaudited; in millions) Consolidated Balance Sheets

2014 2013 Net cash (used for) provided by: Net loss (231)$ (364)$ Income (loss) from discontinued operations, net of income taxes 62 (57) Loss from continuing operations (293) (307) Adjustments to loss from continuing operations for non-cash items 467 381 Changes in operating assets and liabilities (138) 57 Continuing operating activities 36 131 Discontinued operating activities 4 20 Operating activities 40 151 Continuing investing activities (33) (113) Discontinued investing activities 101 - Investing activities 68 (113) Financing activities (60) (79) Effect of exchange rate changes on cash and cash equivalents (14) (8) Net increase (decrease) in cash and cash equivalents 34 (49) Cash and cash equivalents at beginning of period 288 337 Cash and cash equivalents at end of period 322$ 288$ Avaya Inc. Condensed Statements of Cash Flows (Unaudited; in millions) Fiscal year ended September 30,

Avaya Inc. Supplemental Schedules of Revenue (Unaudited; in millions) Dec. 31, Mar. 31, June 30, 2013 2014 2014 2014 2013 2014 2013 Amount Pct. Revenue by Segment 507$ 476$ 450$ GCS 520$ 553$ 46% 47% (33)$ -6% 67 56 61 Networking 59 64 5% 6% (5) -8% 574 532 511 Total ECS product revenue 579 617 51% 53% (38) -6% 557 528 543 AGS 547 552 49% 47% (5) -1% 1,131$ 1,060$ 1,054$ Total revenue 1,126$ 1,169$ 100% 100% (43)$ -4% Revenue by Geography 604$ 532$ 543$ U.S. 588$ 628$ 52% 54% (40)$ -6% International: 303 313 297 EMEA 321 313 29% 27% 8 3% 114 112 108 APAC - Asia Pacific 111 113 10% 9% (2) -2% 110 103 106 106 115 9% 10% (9) -8% 527 528 511 Total International 538 541 48% 46% (3) -1% 1,131$ 1,060$ 1,054$ Total revenue 1,126$ 1,169$ 100% 100% (43)$ -4% Three Months Ended Three Months Ended September 30, Mix Americas International - Canada and Latin America Revenues Change

Use of non-GAAP (Adjusted) Financial Measures The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States (GAAP), including adjusted EBITDA, non-GAAP gross margin as a percentage of revenue, and non-GAAP operating income. EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization and excludes the results of discontinued operations for all periods presented. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments permitted in calculating covenant compliance under our debt agreements as further described in our SEC filings. We believe that including supplementary information concerning Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our debt agreements and because it serves as a basis for determining management compensation. In addition, we believe Adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. Accordingly, Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, namely the Company’s pricing strategies, volume, costs and expenses of the organization. Adjusted EBITDA has limitations as an analytical tool. Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, based on our debt agreements the definition of Adjusted EBITDA allows us to add back certain non-cash charges that are deducted in calculating net income (loss). Our debt agreements also allow us to add back restructuring charges, certain fees payable to our private equity sponsors and other specific cash costs and expenses as defined in the agreements and that portion of our pension costs, other post-employment benefits costs, and non-retirement post-employment benefits costs representing the amortization of pension service costs and actuarial gain or loss associated with these employment benefits. However, these are expenses that may recur, may vary and are difficult to predict. Further, our debt agreements require that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year. Non-GAAP gross margin excludes the amortization of acquired technology intangible assets, share based compensation, impairment of long lived assets and purchase accounting adjustments. We have included non-GAAP gross margin because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the Company’s ongoing operating results when assessing the performance of the business. Non-GAAP operating income excludes the amortization of technology intangible assets, restructuring and impairment charges, acquisition and integration related costs, share based compensation, impairment of long lived assets and purchase accounting adjustments. We have included non-GAAP operating income because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the company's ongoing operating results when assessing the performance of the business.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and have limitations as analytical tools in that they do not reflect all of the amounts associated with Avaya's results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate Avaya's results of operations in conjunction with the corresponding GAAP measures.

The following tables reconcile GAAP measures to non-GAAP measures:

Avaya Inc.
Supplemental Schedule of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Three months ended September 30,		Fiscal year ended September 30,	
	2014	2013	2014	2013
(Loss) income from continuing operations	$ (49)	$ 12	$ (293)	$ (307)
Interest expense	112	121	459	467
Interest income	(1)	-	(2)	(2)
Provision for (benefit from) income taxes	32	(29)	51	(35)
Depreciation and amortization	98	123	434	455
EBITDA	192	227	649	578
Impact of purchase accounting adjustments	-	-	-	1
Restructuring charges, net	71	35	165	200
Sponsors' fees	1	2	7	7
Acquisition-related costs	-	-	-	1
Integration-related costs	2	3	7	15
Divestiture-related costs	-	-	2	-
Loss on extinguishment of debt	-	-	5	6
Third-party fees expensed in connection with the debt modification	-	-	2	18
Non-cash share-based compensation	5	4	25	11
Gain on sale of investments and long-lived assets, net	-	-	-	(1)
Gain on sale of TBU business	(14)	-	(14)	-
Change in certain tax indemnifications	(1)	-	4	-
Impairment of long-lived assets	-	-	-	1
Venezuela hyperinflationary and devaluation charges	-	-	2	1
Resolution of certain legal matters	-	-	8	10
(Gain) loss on foreign currency transactions	(17)	5	(18)	(5)
Pension/OPEB/nonretirement postemployment benefits and long-term disability costs	13	15	51	79
Other	1	-	3	-
Adjusted EBITDA	$ 253	$ 291	$ 898	$ 922

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	Three Months Ended								Fiscal year ended September 30,	
	Dec. 31, 2012	Mar. 31, 2013	June 30, 2013	Sept. 30, 2013	Dec. 31, 2013	Mar. 31, 2014	June 30, 2014	Sept. 30, 2014	2014	2013
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin										
Gross Profit - Adjusted for discontinued operations	$ 659	$ 579	$ 618	$ 674	$ 640	$ 597	$ 607	$ 655	$ 2,499	$ 2,530
Gross Margin - Adjusted for discontinued operations	54.6%	53.3%	55.4%	57.7%	56.6%	56.3%	57.6%	58.2%	57.2%	55.3%
Items excluded:										
Amortization of acquired technology intangible assets	22	14	13	14	14	14	14	14	56	63
Impairment of capitalized software development costs	-	-	1	-	-	-	-	-	-	1
Share-based compensation	1	-	2	2	3	4	3	3	13	5
Incremental accelerated depreciation associated with vacating a facility	-	-	-	-	-	6	-	-	6	-
Purchase accounting adjustments to revenue	-	-	1	-	-	-	-	-	-	1
Non-GAAP Gross Profit - Adjusted for discontinued operations	$ 682	$ 593	$ 635	$ 690	$ 657	$ 621	$ 624	$ 672	$ 2,574	$ 2,600
Non-GAAP Gross Margin - Adjusted for discontinued operations	56.5%	54.6%	56.8%	59.0%	58.1%	58.6%	59.2%	59.7%	58.9%	56.8%
Reconciliation of Non-GAAP Operating Income										
Operating Income - Adjusted for discontinued operations	$ 18	$ 12	$ 6	$ 109	$ 87	$ -	$ 48	$ 62	$ 197	$ 145
Percentage of Revenue	1%	1%	0.5%	9.3%	7.7%	0.0%	4.6%	5.5%	4.5%	3.2%
Items excluded:										
Amortization of acquired intangible assets	80	71	70	70	72	71	70	70	283	291
Restructuring and impairment charges, net	84	18	63	35	7	42	45	71	165	200
Integration-related costs	5	6	5	4	3	2	1	3	9	20
Divestiture-related costs			-	-	-	-	2	-	2	-
Share-based compensation	2	1	4	4	6	8	6	5	25	11
Impairment of capitalized software development costs	-	-	1	-	-	-	-	-	-	1
Incremental accelerated depreciation associated with vacating certain facilities	-	-	3	18	16	19	-	-	35	21
Resolution of certain legal matters	-	-	10	-	-	-	8	-	8	10
Purchase accounting adjustments to revenue	-	-	1	-	-	-	-	-	-	1
Other	-	-	-	-	2	-	-	1	3	-
Non-GAAP Operating Income - Adjusted for discontinued operations	$ 189	$ 108	$ 163	$ 240	$ 193	$ 142	$ 180	$ 212	$ 727	$ 700
Non-GAAP Operating Margin - Adjusted for discontinued operations	15.7%	9.9%	14.6%	20.5%	17.1%	13.4%	17.1%	18.8%	16.6%	15.3%

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Three Months Ended								Fiscal year ended September 30,	
	Dec. 31, 2012	Mar. 31, 2013	June 30, 2013	Sept. 30, 2013	Dec. 31, 2013	Mar. 31, 2014	June 30, 2014	Sept. 30, 2014	2014	2013
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products										
Revenue	$ 631	$ 529	$ 560	$ 617	$ 574	$ 532	$ 511	$ 579	$ 2,196	$ 2,337
Costs (exclusive of amortization of acquired technology intangible assets)	261	236	234	232	228	206	199	221	854	963
Amortization of acquired technology intangible assets	22	14	13	14	14	14	14	14	56	63
GAAP Gross Profit	348	279	313	371	332	312	298	344	1,286	1,311
GAAP Gross Margin	55.2%	52.7%	55.9%	60.1%	57.8%	58.6%	58.3%	59.4%	58.6%	56.1%
Items excluded:										
Amortization of acquired technology intangible assets	22	14	13	14	14	14	14	14	56	63
Impairment of capitalized software development costs	-	-	1	-	-	-	-	-	-	1
Incremental accelerated depreciation associated with vacating a facility	-	-	-	-	-	3	-	-	3	-
Purchase accounting adjustments to revenue	-	-	1	-	-	-	-	-	-	1
Non-GAAP Gross Profit	$ 370	$ 293	$ 328	$ 385	$ 346	$ 329	$ 312	$ 358	$ 1,345	$ 1,376
Non-GAAP Gross Margin	58.6%	55.4%	58.5%	62.4%	60.3%	61.8%	61.1%	61.8%	61.2%	58.9%
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services										
Revenue	$ 576	$ 557	$ 556	$ 552	$ 557	$ 528	$ 543	$ 547	$ 2,175	$ 2,241
Costs	265	257	251	249	249	243	234	236	962	1,022
GAAP Gross Profit	311	300	305	303	308	285	309	311	1,213	1,219
GAAP Gross Margin	54.0%	53.9%	54.9%	54.9%	55.3%	54.0%	56.9%	56.9%	55.8%	54.4%
Items excluded:										
Share-based compensation	1	-	2	2	3	4	3	3	13	5
Incremental accelerated depreciation associated with vacating a facility	-	-	-	-	-	3	-	-	3	-
Non-GAAP Gross Profit	$ 312	$ 300	$ 307	$ 305	$ 311	$ 292	$ 312	$ 314	$ 1,229	$ 1,224
Non-GAAP Gross Margin	54.2%	53.9%	55.2%	55.3%	55.8%	55.3%	57.5%	57.4%	56.5%	54.6%